Exhibit 99.1

SABRE HOLDINGS ANNOUNCES AGREEMENT TO ACQUIRE LEADING EUROPEAN ONLINE TRAVEL PROVIDER LASTMINUTE.COM

SOUTHLAKE, Texas and LONDON (May 12, 2005) –   Sabre Inc. (a direct subsidiary of Sabre Holdings (NYSE:TSG)) and lastminute.com plc (LMC LN) today announced that they have reached an agreement for Sabre to acquire lastminute.com.  The addition of lastminute.com, with its well-established consumer brands, is expected to provide Sabre’s Travelocity unit with greater scale and the leading position in the growing European online travel marketplace.

The acquisition price of 165 pence per lastminute.com share values lastminute.com’s Diluted Share Capital at approximately £577 million.  The terms of the acquisition imply an enterprise value for lastminute.com of approximately £606 million, including gross debt as at March 31, 2005 of approximately £69 million and cash at bank and in hand as at March 31, 2005 of approximately £40 million.

The acquisition will be made by Travelocity Europe Limited, an indirect subsidiary of Sabre Holdings established for the purpose of the acquisition.  Sabre has obtained committed financing, arranged by Morgan Stanley and Bear Stearns, which, together with its cash balances, is sufficient to satisfy in full the cash consideration payable to lastminute.com shareholders under the terms of the acquisition.

The proposed acquisition is expected to be neutral, post integration costs, to Sabre Holdings’ earnings per share in 2005 on an adjusted basis (dilutive on a GAAP basis) and significantly accretive on an adjusted basis in 2006 (dilutive on a GAAP basis).

It is intended that the acquisition will be implemented by way of a scheme of arrangement under section 425 of the Companies Act (UK) (the “Scheme”).  It is expected that the Scheme Document will be mailed to lastminute.com Shareholders on or before the end of May, 2005 and that, subject to the satisfaction, or, where relevant, waiver, of all relevant conditions, the Scheme will become effective and the acquisition completed by the end of July, 2005.

The acquisition price of 165 pence per lastminute.com share represents a premium of approximately 57 per cent. over the closing middle-market price of 105 pence per lastminute.com share on May 10, 2005, being the last business day prior to the announcement by lastminute.com confirming it had received an approach which may or may not result in an offer for the company.  The acquisition price also represents a 47 per cent. premium over lastminute.com’s average share price for the 30 days to May 10, 2005.

“The anticipated acquisition of lastminute.com directly supports Sabre’s strategy of extending our role as a travel retailer focusing on merchandising content, packages, and growing our international points of sale, while broadening the products and services we offer to all customers through our travel distribution platform,” said Sam Gilliland, chairman, president and CEO of Sabre Holdings.  “We’re extremely pleased with the prospect of having lastminute.com, with its highly-regarded brands and well-established customer base, as a part of Travelocity, including Travelocity Europe.  We expect this combination would provide us greater opportunity to profit from the fast-growing European online segment.  We look forward to working with lastminute.com’s strong team to create further value for our suppliers, our customers and our shareholders.”

Following completion of the acquisition it is intended that Brent Hoberman, currently CEO of lastminute.com, will become CEO of the combined lastminute.com and Travelocity European operations, reporting to Michelle Peluso, president and CEO of Travelocity.  Damon Tassone, currently president of Travelocity Europe, will become Deputy CEO reporting to Brent Hoberman.  Other key lastminute.com and Travelocity management are expected to continue as senior executives within the combined organization.

“Today’s offer from Sabre is an endorsement of the achievements of everyone at lastminute.com. Over the past seven years, we have built a business from scratch into one of Europe’s leading travel and leisure groups, with over seven million customers and total transactions worth £992 million for the financial year ended September 30, 2004,” said Brent Hoberman, CEO of lastminute.com, which also announced its first half 2005 results today.  “Today’s interim results are a further demonstration that the growth and entrepreneurship at the heart of lastminute.com is continuing strongly, with total transaction value of 57 per cent. for the first half of 2005 and a doubling of our order book since the first quarter of 2005.  I am looking forward to the opportunity of running the combined lastminute.com and Travelocity businesses in Europe.”

According to Brian Collie, Chairman of lastminute.com, “The lastminute.com Directors considered this offer from Sabre very carefully.  While we all acknowledge lastminute.com’s future prospects, we believe that this offer represents an excellent opportunity to deliver significant, certain value to shareholders now and to build an even stronger business for the future.”

“This acquisition would bring together two well-regarded brands and two great teams to create the leading position in European online travel.” said Michelle Peluso, president and CEO of Travelocity.  “Together we would have strong positions in the UK, France, Germany, Italy, Scandinavia and Spain.  lastminute.com’s diverse mix of flights, holidays, hotels, car hire, and non-travel, ties closely with Travelocity’s strategy of continuing to expand our range of offerings to consumers, beyond basic air travel”

Europe is the world’s largest leisure travel marketplace.  In 2004, online penetration reached nine percent, but it is expected to more than double to 20 percent by the end of 2006.

After closing of the acquisition, Travelocity will evaluate its brands country by country with the intention of positioning lastminute.com as the lead brand in most countries in which it operates.  Travelocity would likely operate multiple brands in Europe to maintain the broadest possible online presence.

Sabre has identified a number of areas for cost savings and revenue synergies to Travelocity.  Areas of opportunity include streamlining marketing spending across brands, centralizing operations and administrative functions, consolidating platforms, sharing technologies and supplier relationships.

Approval of the acquisition will be sought from lastminute.com shareholders at a court meeting and an extraordinary general meeting (EGM).  In order to become effective, the Scheme must be approved by a majority in number representing three-fourths in value of the lastminute.com Shares that are voted at the Court meeting.  In addition, special resolutions implementing the Scheme, sanctioning the related reduction of capital and approving the alteration of lastminute.com’s articles of association must be passed by lastminute.com Shareholders representing 75 percent of the votes cast at the EGM.  Implementation of the Scheme will also require the sanction of the Scheme by the Court.

The lastminute.com Board, which has been advised by Merrill Lynch and UBS, considers the terms of the acquisition to be fair and reasonable.  In providing advice to the lastminute.com Board, Merrill Lynch and UBS have taken account of the commercial assessments of the lastminute.com Board.  The lastminute.com Board intends unanimously to recommend that lastminute.com Shareholders vote in favor of the resolutions to be proposed at the Court Meeting and the Extraordinary General Meeting (EGM), as they have irrevocably undertaken to do in respect of their own beneficial holdings of lastminute.com shares (representing, in aggregate taken together with the holdings of their related trusts and close family members, approximately 7.2 percent of the existing issued share capital of lastminute.com).

“Diluted Share Capital”
This means the total number of issued shares of lastminute.com plus the number of shares underlying options of lastminute.com which have exercise prices of 165 pence which The acquisition value of £577 million for the Diluted Share Capital has been calculated as follows: 165 pence multipled by the total number of lastminute.com shares in issue plus the number of lastminute.com shares underlying options with exercise prices of 165 pence or less minus the weighted average exercise price of such options multiplied by the number of those options.

Notice of Webcast

Sabre Holdings plans to hold a Webcast at 9:00 am EDT to discuss the announcement, but there will be no Q&A.  To access the Webcast, please log on to the following address:  www.sabre-holdings.com/investor/

About lastminute.com

lastminute.com, Europe’s leading independent online travel and leisure group, operates directly in fourteen European countries and participates in three international joint ventures, providing travel and leisure inspirations and solutions to customers.  At 31 March 2005 lastminute.com had over 10 million subscribers to its weekly newsletter. The business is based on the idea of matching supply and demand.  lastminute.com offers consumers opportunities to acquire airline tickets, hotel rooms, holidays (both self packaged and third party packages), car hire, entertainment tickets, restaurant reservations and food delivery, speciality services, gifts and auctions.

Having completed 14 acquisitions in the past three years, lastminute.com now owns and operates online brands including holidayautos.com, travelprice.com, degriftour.com, travelselect.com, travel4less.co.uk, eXhilaration.co.uk, medhotels.com, first-option.co.uk, gemstonetravel.com, onlinetravel.com and lastminute.de.

lastminute.com seeks to differentiate itself by packaging and delivering products and services, such as restaurant reservations, entertainment tickets and gifts, in convenient, novel and distinctive ways. The company has been successful in developing a distinctive and widely recognised brand, which is intended to communicate spontaneity and a sense of adventure to a youthful target demographic.

lastminute.com was founded by Brent Hoberman and Martha Lane Fox in 1998.  Brent Hoberman remains as CEO of the company which currently employs approximately 2,000 people throughout Europe.

For the year ended 30 September 2004, lastminute.com reported total transaction value (“TTV”), pre-exceptional EBITDA and profit (loss) before tax of £992.3 million, £24.1 million and £4.3 million, respectively.  Pro forma TTV was £1,099 million.  Consolidated net assets as at 30 September 2004 were £95.2 million, including cash at bank and in hand of £85.9 million.

About Sabre Holdings

Sabre Holdings is a world leader in travel commerce, marketing travel products and providing distribution and technology solutions for the travel industry.  Sabre Holdings operates in multiple travel distribution channels: the travel agency channel, the consumer-direct channel and the business-direct channel.  Through the Sabre® global distribution system, subscribers can access information about, and can book reservations for, among other things, airline trips, hotel stays, car rentals, cruises and tour packages.  The Sabre Travel Network™ business operates the global distribution system and markets and distributes travel-related products and services through the travel agency channel.  Sabre Holdings’ engages in consumer-direct and business-direct travel marketing and distribution through its Travelocity® business (see below).  In addition, the Sabre Airline Solutions™ business is a leading provider of technology and services, including development and consulting services, to airlines and other travel providers.

About Travelocity

With millions of registered users and booking $4.9 billion of travel in 2004, the Travelocity segment markets and distributes travel-related products and services directly to individuals, including leisure travelers and business travelers, through Travelocity websites and contact centers, and websites owned by its supplier and distribution partners. Travelocity customers can access offerings, pricing and information about airlines, hotels, car rental companies, cruise lines, vacation and last-minute travel packages and other travel-related services. For business travelers, the Travelocity BusinessSM online corporate travel agency provides the integrated online corporate travel technology and full-service offering of our GetThere® product along with the online expertise of Travelocity.

Cautionary Notice

Statements in this disclosure which are not purely historical facts or which necessarily depend upon future events, including statements about the anticipated benefits of the proposed transaction to Sabre Holdings Corporation (including the expected synergies or the forecasted effects of the transaction on the financial performance of the company) or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Sabre Holdings Corporation on the date this report was submitted. Sabre Holdings Corporation undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties inherent in the Scheme of Arrangement procedure, in the integration of the acquired business (such as ensuring the effectiveness of the design and operation of the internal and disclosure controls of the business to be acquired), in securing long-term financing for the proposed transaction, or in competition within the European marketplace from established or emerging competitors. Sabre Holdings Corporation may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Sabre Holdings Corporation’s most recent filing on Form 10-Q with the Securities and Exchange Commission.

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